Exhibit 99.1

Armata Pharmaceuticals Announces New Financing and Leadership Transition to Accelerate Novel Bacteriophage Therapeutics

Signs new $25 million credit agreement and extension of existing secured convertible credit agreement Appoints world-renowned healthcare leader Dr. Deborah L. Birx as Chief Executive Officer

MARINA DEL REY, Calif., July 11, 2023 -- Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a biotechnology company focused on pathogen-specific bacteriophage therapeutics for antibiotic-resistant and difficult-to-treat bacterial infections, today announced that it has entered into a credit and security agreement with Innoviva Strategic Opportunities LLC, a wholly-owned subsidiary of Innoviva, Inc. (Nasdaq: INVA) (collectively, "Innoviva"). The gross proceeds of the credit agreement at closing are $25 million before transaction-related expenses. Armata also announced today a leadership transition whereby Dr. Deborah L. Birx will succeed Dr. Brian Varnum as the Chief Executive Officer of the Company, effective immediately. Dr. Birx will also join Armata’s Board of Directors.

New Financing

Proceeds from the $25 million new financing transaction will be used to advance the Company’s pipeline of therapeutic phage candidates, including AP-PA02 and AP-SA02, which target infections caused by Pseudomonas aeruginosa and Staphylococcus aureus, respectively. The Company will also use funds to complete the build-out of its state-of-the-art cGMP manufacturing facility. The new facility will provide the Company with the manufacturing capacity to pursue strategic partnering opportunities while in parallel executing late-stage clinical trials leveraging the Company's core strength in advanced biologics manufacturing.

In addition, Armata today announced that it has also executed an amendment to its senior convertible credit and security agreement with Innoviva, extending the maturity date to January 10, 2025.

Chief Executive Officer Transition

Armata also announced today a leadership transition whereby Dr. Deborah L. Birx will succeed Dr. Brian Varnum as Chief Executive Officer of the Company, effective immediately.

Robin C. Kramer, Chair of Armata’s Board of Directors, commented, “On behalf of the Armata Board and leadership, I would like to welcome Dr. Birx to the team. As we continue to work to introduce novel phage therapeutics to combat serious bacterial infections, Deborah’s expertise in immunology and infectious diseases together with her proven leadership skills will serve us well. I look forward to her contributions as CEO and a member of our Board.”

“I would also like to thank Brian for his many years of service to Armata, dating back to 2012. Since becoming CEO in 2021, we have made significant progress transitioning to a clinical-stage company under his leadership. I wish him well in his future endeavors,” Ms. Kramer concluded.

Dr. Birx stated that “I am thrilled to join Armata at this pivotal time in the Company’s development. I’m impressed with the scientific platform’s quality and the team’s commitment to introducing innovative treatment options for patients suffering from serious bacterial infections. I am excited about the recent advances and see multiple opportunities to accelerate the Company’s progress and drive value creation. The recent investment enables the advancement of AP-PA02 and AP-SA02 in Phase 2 clinical trials.”

Deborah L. Birx, M.D. is a world-renowned medical expert who most recently served as the response coordinator of the White House Coronavirus Task Force. Previously, she served as Ambassador-at-Large, when she assumed the role of the Coordinator of the United States Government Activities to Combat HIV/AIDS and U.S. Special Representative for Global Health Diplomacy. Dr. Birx also served as the U.S. Global AIDS Coordinator, overseeing the President’s Emergency Plan for AIDS Relief (PEPFAR) at the CDC and as the Director of the U.S. Military HIV Research Program (USMHRP) at the Walter Reed Army Institute of Research.

From 1980 until 2008, Dr. Birx served in the United States Army, retiring as a colonel. Dr. Birx has published over 230 manuscripts in peer-reviewed journals, authored nearly a dozen chapters in scientific publications, and developed and patented vaccines. She received her medical degree from the Hershey School of Medicine, Pennsylvania State University, and beginning in 1980, she trained in internal medicine and basic and clinical immunology at the Walter Reed Army Medical Center and the National Institutes of Health. Dr. Birx is board certified in internal medicine, allergy and immunology, and diagnostic and clinical laboratory immunology.

Dr. Birx was formerly a member of Innoviva’s Board of Directors since March 2021 until July 2023. Dr. Birx resigned from the Board of Innoviva prior to the appointment as Armata’s CEO.

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. Armata is committed to advancing phage with drug development expertise that spans bench to clinic including in-house phage-specific GMP manufacturing.

Forward-Looking Statements

This communication contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to Armata's bacteriophage development programs, Armata's ability to set up or operate R&D and manufacturing facilities, Armata's ability to meet expected milestones, Armata's future success or failure, Armata's ability to be a leader in the development of phage-based therapeutics, and statements related to the timing and results of clinical trials, including the anticipated results of clinical trials of AP-PA02 and AP-SA02, Armata’s ability to develop new products based on natural bacteriophages and synthetic bacteriophages and Armata’s ability to obtain additional funding and capacity to repay, refinance, or restructure its existing debt and obligations. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward- looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of Armata's lead clinical candidates, AP-PA02 and AP-SA02, to be more effective than previous candidates; that the top line results are indicative of the final data; Armata's ability to expedite development of AP-PA02 and AP-SA02; Armata's ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process; Armata's ability to develop products based on bacteriophages and synthetic phages to kill bacterial pathogens; the Company's expected market opportunity for its products; Armata's ability to sufficiently fund its operations as expected, including obtaining additional funding as needed; and any delays or adverse events within, or outside of, Armata's control, caused by the ongoing COVID-19 pandemic. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 16, 2023, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Pierre Kyme

Armata Pharmaceuticals, Inc.

ir@armatapharma.com 310-665-2928 x234

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com 212-915-2569